UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               June 1, 2009 (May 31, 2009)

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

William S. Dietrich, II retired as a member of the Board of Directors (the “Board”) of Worthington Industries, Inc. (“Worthington”) effective on May 31, 2009.  In accordance with the Worthington Industries, Inc. Board of Directors Corporate Governance Guidelines, a director is required to submit his or her resignation and retire effective at the conclusion of his or her three-year term ending immediately after attaining the age of 70.  Mr. Dietrich, 71, had served in the class of directors of Worthington whose terms will expire at the 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”).  The Board has also taken action to reduce the size of the Board from nine to eight directors.

Contemporaneously with the effectiveness of Mr. Dietrich’s retirement, John R. Kasich was appointed to the class of directors whose terms will end at the 2009 Annual Meeting to fill the vacancy created by Mr. Dietrich’s retirement, moving from the class of directors whose terms will end at the Annual Meeting of Shareholders in 2010.  As a result, the Board consists of eight members —three in the class whose terms expire at the 2009 Annual Meeting, two in the class whose terms will expire in 2010 and three in the class whose terms will expire in 2011.

Item 8.01 Other Events

On June 1, 2009, Worthington announced that it has commenced a cash tender offer (“Tender Offer”) for any and all of the $138.0 million outstanding principal amount of its 6.70% Notes due December 1, 2009 (“Notes”).  The consideration payable for the Notes will be $1,025 per $1,000 principal amount of Notes, plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer, which will be the fourth business day following the Expiration Time (as defined below).  The Tender Offer will expire at 5:00 p.m. EDT, on Monday, June 8, 2009, unless extended or earlier terminated by Worthington (the “Expiration Time”).  Worthington News Release dated June 1, 2009 is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

On June 1, 2009, Worthington issued a New Release announcing that it has signed a purchase agreement to acquire the assets of Piper Metal Forming Corporation, U.S. Respiratory, Inc. and Pacific Cylinders, Inc. The acquired assets will be included in Worthington’s Pressure Cylinders business segment. The June 1, 2009 News Release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) through (c):  Not applicable.

(d) Exhibits.  The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued on June 1, 2009, Worthington Industries Announces Tender Offer for Outstanding 6.70% Notes Due December 1, 2009
99.2	News Release issued on June 1, 2009, Worthington Industries to Acquire Piper Metal Forming Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	June 1, 2009
		By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary